EXHIBIT 99.1

News Release            News Release            News Release             News Re

[LOGO OF AMERICAN EXPRESS COMPANY]

  Contacts:           Robert Glick              Michael J. O'Neill
                      212-640-1041              212-640-5951
                      robert.a.glick@aexp.com   mike.o'neill@aexp.com


                    AMERICAN EXPRESS REVENUES AND EARNINGS
                 RISE ON STRONG GROWTH IN CARDMEMBER SPENDING

                (Dollars in millions, except per share amounts)

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                                                           Quarters Ended      Percentage        Nine Months Ended      Percentage
                                                            September 30,      Inc/(Dec)           September 30,         Inc/(Dec)
                                                      ----------------------   ---------   --------------------------   ----------
                                                          2005          2004                    2005            2004
                                                          ----          ----                    ----            ----
   Revenues                                           $  6,068       $ 5,476     10.8%       $17,830        $  16,061      11.0%

   Income From Continuing Operations Before
       Accounting Change                              $    865       $   702     23.2%       $ 2,470        $   2,017      22.5%
   Income From Discontinued Operations                $    165       $   177     (6.8%)      $   519        $     603     (13.9%)
   Net Income                                         $  1,030       $   879     17.1%       $ 2,989        $   2,549*     17.3%

   Earnings Per Common Share - Basic:
      Income From Continuing Operations Before
          Accounting Change                           $   0.70       $  0.56     25.0%       $  2.00        $    1.60      25.0%
      Income From Discontinued Operations             $   0.14       $  0.14       -         $  0.42        $    0.47     (10.6%)
      Net Income                                      $   0.84       $  0.70     20.0%       $  2.42        $    2.02*     19.8%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations Before
          Accounting Change                           $   0.69       $  0.55     25.5%       $  1.96        $    1.56      25.6%
      Income From Discontinued Operations             $   0.13       $  0.14     (7.1%)      $  0.42        $    0.47     (10.6%)
      Net Income                                      $   0.82       $  0.69     18.8%       $  2.38        $    1.98*     20.2%

   Average Common Shares Outstanding
      Basic                                              1,229         1,251     (1.8%)        1,233            1,264     (2.4%)
      Diluted                                            1,254         1,275     (1.7%)        1,257            1,289     (2.5%)

   Return on Average Total Shareholders'
      Equity**                                            24.2%         21.5%      -            24.2%            21.5%       -

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

* Reflects a $109 million non-cash pre-tax charge ($71 million after-tax), or $0.05 on both a basic and diluted per share basis, associated with discontinued operations, relating to the January 1, 2004 adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1).

** Computed on a trailing 12-month basis using Net Income and Total Shareholders' Equity (including discontinued operations prior to disposal) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

         New York - October 24, 2005 - AMERICAN EXPRESS COMPANY today reported third quarter income from continuing operations of $865 million, up 23 percent from $702 million a year ago. Diluted earnings per share from continuing operations rose to $0.69, up 25 percent from $0.55 a year ago.

     During the quarter the Company completed the spin-off of Ameriprise Financial, Inc. (formerly known as American Express Financial Corporation) and the sale of its Tax and Business Services unit (TBS). Net income for the quarter, which includes those businesses as discontinued operations, totaled $1.0 billion, up 17 percent from $879 million a year ago. Earnings per share on a diluted basis rose to $0.82, up 19 percent from $0.69.

     The company's reported return on equity (ROE) was 24.2 percent, up from
21.5 percent a year ago. This ratio is determined on a trailing 12-month basis using net income and total average shareholders' equity (including discontinued operations prior to disposal). Pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations and the cumulative effect of accounting changes) over reported shareholders' equity at September 30, 2005 was 31.7 percent. (FOR FURTHER INFORMATION ABOUT PRO FORMA ROE, SEE THE "PRO FORMA ROE" SECTION BELOW.)

     Consolidated revenues rose 11 percent to $6.1 billion, up from $5.5 billion a year ago.

     Consolidated expenses totaled $5.0 billion, up 12 percent from $4.5 billion a year ago.

     "This quarter's performance underscores the strength and momentum of an American Express that is now focused on the global payments business," said Kenneth I. Chenault, chairman and chief executive. "We exceeded our long-term targets for earnings and revenue growth and, on a pro forma basis, the return on equity targets set for the new American Express.

     "Total spending on American Express cards grew 18 percent, reflecting a double digit rise in average cardmember spending and the addition of 5.7 million cards during the last year. We continued to outpace our major competitors with strong spending increases among our consumer, small business and corporate cardmembers globally. The quarter also reflected a deepening of our relationships with bank partners issuing American Express cards in the U.S. and around the world. In addition, overall credit quality and our reserve levels remained strong."

         The quarter's income from continuing operations included three significant items. A tax benefit of $105 million related to the resolution of a prior year tax item enabled the Company to accelerate various reengineering initiatives, primarily in business travel, finance and technology functions, and international operations. These initiatives resulted in $86 million ($56 million after-tax) in reengineering costs. The quarter also included a provision for losses and benefits of $49 million to cover costs associated with Hurricane Katrina.

Third quarter revenues and expenses
-----------------------------------

     The increase in quarterly revenues reflected sharply higher discount revenue, up 16 percent as a result of an 18 percent increase in cardmember spending. Average cardmember spending rose 12 percent and total cards-in-force were up 9 percent. The benefits of overall higher cardmember spending were partially offset by a slightly lower average discount rate that continued to reflect, in part, the change in the mix of business towards the retail and everyday spending categories. Net finance charge revenue increased 16 percent, driven by growth in average cardmember loan balances and a higher yield. Similarly, securitization income rose 20 percent, primarily reflecting a higher level of securitized loans.

     Third quarter expenses reflected higher costs related to human resources, as well as for marketing, promotion, rewards and cardmember services. Human resources expenses rose 9 percent, driven by severance costs associated with restructuring activities and higher management incentives which included the impact of an additional year of incremental stock-based compensation expenses, merit increases and increased employee benefits costs.

     Marketing, promotion, rewards and cardmember services expenses rose 16 percent, primarily reflecting increased brand-related advertising, strong acquisition activities and higher rewards-related costs.

     The provision for losses and benefits rose 33 percent, principally reflecting strong charge and lending growth, a higher provision rate, and the previously mentioned $49 million of costs associated with Hurricane Katrina. The year-ago provision included a charge of $115 million related to a securitization reconciliation, partially offset by the reduction of $60 million in certain merchant-related reserves.

     Discontinued operations
     -----------------------

     Income from discontinued operations primarily includes results from Ameriprise and TBS, which are no longer part of American Express. Included in this item are also $71 million after-tax of total spin-off related costs - at both Ameriprise and American Express - and a net gain of $63 million after-tax from certain dispositions, including the sale of TBS.

     Segment results
     ---------------

         Starting this quarter, American Express will provide financial reports and selected statistical data for new segments. They are: U.S. Card Services, International Card & Global Commercial Services, Global Network & Merchant Services, and Corporate & Other. The Company manages its overall business to achieve - on average and over time - financial targets that include earnings per share growth of 12-15 percent, revenue growth of at least 8 percent and a return on shareholders' equity of 28-30 percent. Segment level results may vary significantly from period to period based on specific decisions to allocate investment dollars and marketing resources to capitalize on competitive opportunities.

         THE FOLLOWING DISCUSSION OF THIRD QUARTER RESULTS PRESENTS U.S. CARD SERVICES SEGMENT RESULTS ON A "MANAGED BASIS," AS IF THERE HAD BEEN NO CARDMEMBER LENDING SECURITIZATION TRANSACTIONS AND TO REFLECT CERTAIN TAX-EXEMPT INVESTMENT INCOME AS IF IT HAD BEEN EARNED ON A TAXABLE BASIS. IN ADDITION, INTERNATIONAL CARD & Global Commercial Services reflects a reclassification of certain foreign exchange services, as revenues on a managed basis. For these business segments, this is the basis used by management to evaluate operations. For further information about managed basis and reconciliation of GAAP and managed information, see the "Managed Basis" section below. The Global Network & Merchant Services, and Corporate & Other segment results below are presented on a GAAP basis.

         U.S. CARD SERVICES reported third quarter net income of $446 million, up 25 percent from $356 million a year ago.

         Total revenues for the third quarter increased 14 percent over the year-ago period to $3.3 billion, reflecting continued strong growth in spending and borrowing on U.S. consumer and small business cards.

         Total expenses increased 12 percent. Marketing, promotion, rewards and cardmember services expenses increased 18 percent, reflecting both higher marketing and promotion expenses and greater rewards costs. Year-ago expenses included the securitization-related charges mentioned earlier.

         INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES reported third quarter net income of $254 million, up 14 percent from $224 million a year ago.
         Total revenues for the third quarter increased 8 percent over the year-ago period to $2.3 billion, reflecting continued strong growth in spending on corporate cards and international consumer cards.

         Total expenses increased 9 percent. Marketing, promotion, rewards and cardmember services expenses increased 9 percent, reflecting both higher marketing and promotion expenses, and greater rewards costs. The provision for losses and benefits rose 55 percent due to strong charge and lending volume growth, and higher provision rates.

         GLOBAL NETWORK & MERCHANT SERVICES reported third quarter net income of $141 million, down 19 percent from $173 million a year ago.
         Total revenues for the third quarter increased 9 percent over the year-ago period to $716 million, reflecting continued strong growth in merchant charge volume. The year-ago period included revenues from the Company's ATM business, which was sold in 2004. Spending on cards issued by the Company's network partners increased more than 35% from a year ago.
         Total expenses increased 30 percent. The total provision for losses increased significantly from year ago levels, primarily reflecting last year's reduction of merchant-related reserves that was mentioned earlier. Marketing and promotion increased 55 percent, primarily reflecting higher company-wide brand-related advertising.

         CORPORATE & OTHER reported third quarter net income of $24 million, compared with net expenses of $51 million a year ago. The results reflect the $105 million tax benefit mentioned earlier.

                                      ***

     Managed Basis
     -------------

         For U.S. Card Services, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.

         Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

         The managed basis presentation for U.S. Card Services also reflects an increase to interest income recorded to enable management to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

         The managed basis presentation for International Card & Global Commercial Services reflects a foreign exchange services reclassification for revenue earned related to the sale and purchase of foreign currencies as part of the foreign exchange business. On a GAAP basis, these revenues are included with other foreign exchange items that are reflected in other operating expenses. Accordingly, information presented on a managed basis assumes that the amounts earned are included in other revenue with a corresponding increase in other operating expenses.

         The following table reconciles the GAAP-basis U.S. Card Services and International Card & Global Commercial Services income statements to the managed-basis information.


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
---------------------------------------------------------  -----------------------------------------------------------------
U.S. Card Services
Selected Financial Information
                                                            Securitization    Tax Equivalent
(preliminary, millions)             GAAP Basis                  Effect           Effect                Managed Basis
                           ------------------------------   --------------  ----------------   -----------------------------
                                                   %                                                                   %
Quarters Ended                                    Inc/                                                               Inc/
   September 30,               2005      2004    (Dec)       2005    2004     2005      2004      2005       2004    (Dec)
                           ------------------------------  ---------------  ----------------   -----------------------------
Revenues:
  Discount revenue, net
    card fees and other      $2,224    $ 1,982    12.2%      $ 53    $ 53     $ 56      $ 57    $ 2,333    $ 2,092     11.6%
  Cardmember Lending:
   Finance charge revenue       614        445    38.1        721     573                         1,335      1,018     31.1
    Interest expense            156        104    50.9        209     108                           365        212     71.9
                           --------    -------             ------   -----                      --------    -------


      Net finance               458        341    34.2        512     465                           970        806     20.4
         charge revenue
  Securitization income         353        295    19.8       (353)   (295)                            -          -      -
                           --------    -------             ------   -----     ----    ------   --------    -------
        Total revenues        3,035      2,618    15.9        212     223       56        57      3,303      2,898    14.0
                           --------    -------             ------   -----     ----    ------   --------    -------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                  1,003        854    17.5         (2)     (6)                        1,001        848    18.1
  Provision for losses          458        438     4.4        215     232                           673        670     0.4
  Human resources and
   other operating expenses     936        824    13.5         (1)     (3)                          935        821    13.8
                           --------    -------          ---------   -----                      --------    -------
        Total expenses        2,397      2,116    13.2      $ 212   $ 223                         2,609      2,339    11.5
                           --------    -------          ---------   -----     ----    ------   --------    -------
Pretax segment income           638        502    27.5                          56        57        694        559    24.6
Income tax provision            192        146    33.3                        $ 56      $ 57    $   248    $   203    23.5
                           --------    -------                                ----    ------   --------    -------
Segment income              $   446    $   356    25.1
                           ========    =======

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

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International Card & Global Commercial Services
Selected Financial Information

                                                                        Foreign Exchange
                                                                            Services
(preliminary, millions)              GAAP Basis                         Reclassification              Managed Basis
                            --------------------------               -----------------------   -----------------------------
                                                    %                                                                 %
Quarters Ended                                    Inc/                                                               Inc/
  September 30,                2005       2004   (Dec)                2005         2004           2005      2004    (Dec)
                            -------    -------   -----               -----       ------        -------   -------    ------
Revenues:
  Discount revenue, net
    card fees and other      $2,067    $ 1,902    8.6%                $ 36         $ 47         $2,103   $ 1,949      7.9%
  Cardmember Lending:
   Finance charge revenue       259        222    16.3
    Interest expense             88         65    34.9
                            -------    -------
      Net finance charge
         revenue                171        157     8.6
                            -------    -------   -----               -----       ------        -------   -------    ------
        Total revenues        2,238      2,059     8.6                  36           47          2,274     2,106      7.9
                            -------    -------   -----               -----       ------        -------   -------    ------

Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                    310        285     8.6
    Provision for losses
     and benefits               270        174    54.5
  Human resources and other
    operating expenses        1,333      1,286     3.8                  36           47          1,369     1,333      2.8
                            -------    -------   -----               -----       ------        -------   -------    ------
        Total expenses        1,913      1,745     9.7                $ 36         $ 47         $1,949   $ 1,792      8.7
                            -------    -------   -----               -----       ------        -------   -------    ------
Pretax segment income           325        314     3.2
Income tax provision             71         90   (22.7)
                            -------    -------
Segment income              $   254    $   224    13.7
                           ========   ========

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
                                      ***

Pro Forma ROE
-------------
The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholder's equity (including discontinued operations). The Company also reports pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations and the cumulative effect of accounting changes) over reported shareholders' equity at period end. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

ROE                                         Pro Forma ROE
-------------------------------             -----------------------------------
Trailing 12-months net income:              Trailing four quarters income from
$3.9 billion                                continuing operations: $3.1 billion

Trailing 12-months average                  Total shareholders' equity at
total shareholders' equity:                 September 30, 2005:
$16.0 billion                               $9.9 billion

ROE:  24.2%                                 Pro forma ROE: 31.7%

                                      ***

              American Express Company (www.americanexpress.com) is a leading global payments, network, travel, and banking company founded in 1850.

              Note: The 2005 Third Quarter Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss third quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (EST) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                     ***

         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK & Merchant Services business; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING THE LATTER HALF OF 2005 AND THE FIRST HALF OF 2006; THE SUCCESS OF THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK & MERCHANT SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND ABROAD; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $350 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INSURANCE, ANNUITY AND INVESTMENT CERTIFICATE PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL REPORTING; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH THE SEC.
         .


                                     ***

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. The information presented herein reflects discontinued operations presentation for the spin-off of Ameriprise effective as of September 30, 2005 and certain dispositions, and is revised from previously reported results.

(Preliminary)
                           AMERICAN EXPRESS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                        Quarters Ended                   Nine Months Ended
                                                         September 30,                     September 30,
                                                      ------------------   Percentage    ------------------       Percentage
                                                        2005      2004     Inc/(Dec)       2005      2004         Inc/(Dec)
                                                      --------  --------  -----------    --------  --------      -----------
Revenues
  Discount revenue                                    $  2,945  $  2,535         16.2%   $  8,558  $  7,432             15.1%
  Cardmember lending net finance charge revenue            648       562         15.6       1,877     1,664             12.9
  Net card fees                                            511       474          7.9       1,515     1,418              6.9
  Travel commissions and fees                              421       426         (1.0)      1,345     1,311              2.7
  Other commissions and fees                               628       574          7.7       1,816     1,668              8.4
  Securitization income, net                               353       295         19.7         965       807             19.6
  Other investment and interest income                     246       248         (1.0)        776       736              5.5
  Other                                                    316       362        (10.9)        978     1,025             (4.2)
                                                      --------  --------                 --------  --------
    Total                                                6,068     5,476         10.8      17,830    16,061             11.0
                                                      --------  --------                 --------  --------
Expenses
  Human resources                                        1,197     1,098          8.9       3,652     3,306             10.4
  Marketing, promotion, rewards
      and cardmember services                            1,492     1,286         16.0       4,260     3,545             20.2
  Provision for losses and benefits
      Charge card                                          299       206         45.3         748       593             26.1
      Cardmember lending                                   364       233         56.0         934       834             12.0
      Investment certificates and other                     76       117        (35.0)        278       230             20.4
                                                      --------  --------                 --------  --------
      Total                                                739       556         32.9       1,960     1,657             18.2
  Professional services                                    563       534          5.5       1,594     1,494              6.8
  Occupancy and equipment                                  346       328          5.6       1,038       974              6.6
  Interest                                                 238       201         18.3         671       592             13.3
  Communications                                           112       114         (1.9)        342       354             (3.2)
  Other                                                    301       345        (12.7)      1,024     1,228            (16.7)
                                                      --------  --------                 --------  --------
    Total                                                4,988     4,462         11.8      14,541    13,150             10.6
                                                      --------  --------                 --------  --------
Pretax income from continuing operations before
  accounting change                                      1,080     1,014          6.5       3,289     2,911             13.0
Income tax provision                                       215       312        (30.9)        819       894             (8.4)
                                                      --------  --------                 --------  --------
Income from continuing operations before
  accounting change                                        865       702         23.2       2,470     2,017             22.5

Income from discontinued operations, net of tax            165       177         (6.8)        519       603            (13.9)
                                                      --------  --------                 --------  --------
Income before cumulative effect of accounting change     1,030       879         17.1       2,989     2,620             14.1
Cumulative effect of accounting change                       -         -            -           -       (71)(A)            #
                                                      --------  --------                 --------  --------
Net income                                            $  1,030  $    879         17.1    $  2,989  $  2,549             17.3
                                                      ========  ========                 ========  ========

# - Denotes a variance of more than 100%.

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax) associated with discontinued operations related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)
                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                      September 30,     December 31,
                                                          2005              2004
                                                    ----------------  ----------------
Assets
  Cash and cash equivalents                         $              8  $              8
  Accounts receivable                                             33                32
  Investments                                                     22                22
  Loans                                                           37                34
  Other assets                                                     9                11
  Assets of discontinued operations                                -                87
                                                    ----------------  ----------------
    Total assets                                    $            109  $            194
                                                    ================  ================

Liabilities and Shareholders' Equity
  Short-term debt                                   $             15  $             14
  Long-term debt                                                  29                33
  Other liabilities                                               55                50
  Liabilities of discontinued operations                           -                81
                                                    ----------------  ----------------
    Total liabilities                                             99               178
                                                    ----------------  ----------------

  Shareholders' Equity*                                           10                16
                                                    ----------------  ----------------
    Total liabilities and shareholders' equity      $            109  $            194
                                                    ================  ================

* Total Shareholders' Equity at December 31, 2004 includes discontinued operations reflected in the Company's historical Consolidated Financial Statements.

(Preliminary)
                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                      Quarters Ended                   Nine Months Ended
                                                       September 30,                     September 30,
                                                    ------------------   Percentage    ------------------       Percentage
                                                      2005      2004     Inc/(Dec)       2005      2004         Inc/(Dec)
                                                    --------  --------  -----------    --------  --------      -----------
REVENUES
  U.S. Card Services                                $  3,035  $  2,618         15.9%   $  8,772  $  7,584             15.7%
  International Card & Global Commercial Services      2,238     2,059          8.6       6,698     6,164              8.7
  Global Network & Merchant Services                     716       659          8.9       2,097     1,936              8.4
                                                    --------  --------                 --------  --------
                                                       5,989     5,336         12.3      17,567    15,684             12.0
  Corporate & Other,
    including adjustments and eliminations                79       140        (43.6)        263       377            (31.4)
                                                    --------  --------                 --------  --------

CONSOLIDATED REVENUES                               $  6,068  $  5,476         10.8    $ 17,830  $ 16,061             11.0
                                                    ========  ========                 ========  ========

PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                                $    638  $    502         27.5    $  2,066  $  1,641             25.9
  International Card & Global Commercial Services        325       314          3.2         846       880             (3.6)
  Global Network & Merchant Services                     214       272        (20.8)        628       693             (9.4)
                                                    --------  --------                 --------  --------
                                                       1,177     1,088          8.2       3,540     3,214             10.2
  Corporate & Other                                      (97)      (74)        32.2        (251)     (303)           (16.6)
                                                    --------  --------                 --------  --------

PRETAX INCOME FROM CONTINUING OPERATIONS
BEFORE ACCOUNTING CHANGE                            $  1,080  $  1,014          6.5    $  3,289  $  2,911             13.0
                                                    ========  ========                 ========  ========

NET INCOME (LOSS)
  U.S. Card Services                                $    446  $    356         25.1    $  1,423  $  1,155             23.2
  International Card & Global Commercial Services        254       224         13.7         693       597             16.3
  Global Network & Merchant Services                     141       173        (18.6)        405       440             (8.1)
                                                    --------  --------                 --------  --------
                                                         841       753         11.7       2,521     2,192             15.0
  Corporate & Other                                       24       (51)           #         (51)     (175)           (71.2)
                                                    --------  --------                 --------  --------
  Income from continuing operations before
    accounting change                                    865       702         23.2       2,470     2,017             22.5

  Income from discontinued operations, net of tax        165       177         (6.8)        519       603            (13.9)
  Cumulative effect of accounting change                   -         -            -           -       (71)(A)            #
                                                    --------  --------                 --------  --------

NET INCOME                                          $  1,030  $    879         17.1    $  2,989  $  2,549             17.3
                                                    ========  ========                 ========  ========

# - Denotes a variance of more than 100%.

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax) associated with discontinued operations related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)
                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                      Quarters Ended                   Nine Months Ended
                                                       September 30,                     September 30,
                                                    ------------------   Percentage    ------------------       Percentage
                                                      2005      2004     Inc/(Dec)       2005      2004         Inc/(Dec)
                                                    --------  --------  -----------    --------  --------      -----------
EARNINGS PER COMMON SHARE

BASIC
   Income from continuing operations                $   0.70  $   0.56         25.0%   $   2.00  $   1.60             25.0%
   Income from discontinued operations                  0.14      0.14            -%       0.42      0.47            (10.6)%
   Cumulative effect of accounting change                  -         -            -           -     (0.05)(A)            #
                                                    --------  --------                 --------  --------
   Net income                                       $   0.84  $   0.70         20.0%   $   2.42  $   2.02             19.8%
                                                    ========  ========                 ========  ========

   Average common shares outstanding (millions)        1,229     1,251         (1.8)%     1,233     1,264             (2.4)%
                                                    ========  ========                 ========  ========

DILUTED
   Income from continuing operations                $   0.69  $   0.55         25.5%   $   1.96  $   1.56             25.6%
   Income from discontinued operations                  0.13      0.14         (7.1)%      0.42      0.47            (10.6)%
   Cumulative effect of accounting change                  -         -            -           -     (0.05)(A)            #
                                                    --------  --------                 --------  --------
   Net income                                       $   0.82  $   0.69         18.8%   $   2.38  $   1.98             20.2%
                                                    ========  ========                 ========  ========

   Average common shares outstanding (millions)        1,254     1,275         (1.7)%     1,257     1,289             (2.5)%
                                                    ========  ========                 ========  ========

Cash dividends declared per common share            $   0.12  $   0.12            -%   $   0.36  $   0.32             12.5%
                                                    ========  ========                 ========  ========

                       SELECTED STATISTICAL INFORMATION

                                                      Quarters Ended                   Nine Months Ended
                                                       September 30,                     September 30,
                                                    ------------------   Percentage    ------------------       Percentage
                                                      2005      2004     Inc/(Dec)       2005      2004         Inc/(Dec)
                                                    --------  --------  -----------    --------  --------      -----------
Return on average total shareholders' equity (B)        24.2%     21.5%                    24.2%     21.5%
Common shares outstanding (millions)                   1,239     1,255         (1.3)%     1,239     1,255             (1.3)%
Book value per common share*                        $   7.99  $  12.62        (36.7)%  $   7.99  $  12.62            (36.7)%
Shareholders' equity (billions)*                    $    9.9  $   15.8        (37.3)%  $    9.9  $   15.8            (37.3)%

# - Denotes a variance of more than 100%.

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax), or $0.05 on a basic and diluted per share basis, associated with discontinued operations related to the January 1, 2004 adoption of SOP 03-1.

(B) Computed on a trailing 12-month basis using net income and total shareholders' equity (including discontinued operations) as included in the historical Consolidated Financial Statements prepared in accordance with GAAP.

* Total shareholders' equity and book value per common share amounts prior to September 30, 2005 include discontinued operations reflected in the Company's historical Consolidated Financial Statements.